Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our reports dated December 17, 2020, relating to the financial statements and financial highlights, which appear in TIAA-CREF Growth & Income Fund’s, TIAA-CREF Large-Cap Growth Fund’s, TIAA-CREF Large-Cap Value Fund’s, TIAA-CREF Mid-Cap Growth Fund’s, TIAA-CREF Mid-Cap Value Fund’s, TIAA-CREF Quant Small-Cap Equity Fund’s, TIAA-CREF Quant Small/Mid-Cap Equity Fund’s, TIAA-CREF Social Choice Equity Fund’s, TIAA-CREF Social Choice Low Carbon Equity Fund’s, TIAA-CREF Emerging Markets Equity Fund’s, TIAA-CREF International Equity Fund’s, TIAA-CREF International Opportunities Fund’s, TIAA-CREF Quant International Small-Cap Equity Fund’s, TIAA-CREF Social Choice International Equity Fund’s, TIAA-CREF Equity Index Fund’s, TIAA-CREF Large-Cap Growth Index Fund’s, TIAA-CREF Large-Cap Value Index Fund’s, TIAA-CREF S&P 500 Index Fund’s, TIAA-CREF Small-Cap Blend Index Fund’s, TIAA-CREF Emerging Markets Equity Index Fund’s, TIAA-CREF International Equity Index Fund’s, TIAA-CREF Emerging Markets Debt Fund’s, and TIAA-CREF International Bond Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Experts”, "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 24, 2021